UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

Central European Distribution Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

URGES SHAREHOLDERS TO RETURN PROXY

SARASOTA, Fla., April 16 /PRNewswire-FirstCall/ — Central European Distribution Corporation (Nasdaq: CEDC) urges its shareholders to return their proxy prior to the May 3, 2004 Annual Meeting of Shareholders. James Archbold, Vice President and Director of Investor Relations, said that “Proposal 2 set forth in our proxy statement relates to an increase in our authorized shares of common stock from 20.0 million to 40.0 million, and requires for approval the vote of a majority of our outstanding stock. If shareholders fail to vote, you will in effect have voted against the increase. Shareholders are, of course, free to vote or not vote, but on matters of this importance to the future of your company, we hope that all shareholders would vote.”

Mr. Archbold also responded to certain questions raised by a leading provider of proxy voting and corporate governance services about the purpose of Proposal 2. As stated in the proxy statement, Mr. Archbold indicated that the additional shares may be used for various purposes, the most likely being expanding the company’s business or product lines through the acquisition of other businesses or products, affecting a stock split or raising capital. The Company has no current plans to use the additional shares to adopt a “poison pill” to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company but made reference to such potential use in its proxy statement in the interest of full disclosure.

CEDC is one of the leading importers of beers, wines and spirits, as well as the largest distributor of domestic vodka on a nationwide basis, in Poland. The Company operates nine distribution centers and 58 satellite branches throughout Poland. It distributes many of the world’s leading brands, including brands such as Johnnie Walker Scotch, Stock Brandy, Jose Cuervo Tequila, Sutter Home, Torres, Mondavi and Concha y Toro wines, Corona, Beck’s, Foster’s, Grolsch, Budweiser Budvar and Guinness Stout beers.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2003, and other periodic reports filed with the Securities and Exchange Commission.

Contact:

James Archbold

Vice President and Director of Investor Relations

Central European Distribution Corporation

www.ced-c.com

941-330-1558